Tributary Funds, Inc.
Sub-Item 77I(b) Terms of New or Amended Securities
The Registrant issued securities representing interests in Institutional Plus Shares of the Tributary Nebraska Tax-Free Fund on January 1, 2016. A description of these securities is incorporated herein by reference to the Registrant's Post-Effective Amendment No. 51 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on July 25, 2016 (Accession No. 0001435109-16-001821).